                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ] Preliminary Proxy Statement
[ X ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Section240.14a-11(c) or Section240.14a-12

                              MERRILL CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                              MERRILL CORPORATION
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ X ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[  ] $500 per each party to the controversy pursuant to Exchange Act Rule
     14a-6(i)(3).
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)  Title of each class of securities to which transaction applies:
           ---------------------------------------------------------------------

        2)  Aggregate number of securities to which transaction applies:
           ---------------------------------------------------------------------

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: _/
           ---------------------------------------------------------------------

        4)  Proposed maximum aggregate value of transaction:
           ---------------------------------------------------------------------

_/   Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act  Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount Previously Paid:
           ---------------------------------------------------------------------

        2)  Form, Schedule or Registration Statement No.:
           ---------------------------------------------------------------------

        3)  Filing Party:
           ---------------------------------------------------------------------

        4)  Date Filed:
           ---------------------------------------------------------------------

NOTES:

                   ----------------------------------------------------------
               MERRILL CORPORATION

One Merrill Circle
St. Paul, Minnesota 55108

May 1, 1995

Dear Shareholder:

You are cordially invited to attend the 1995 Annual Meeting of Shareholders of Merrill Corporation. The meeting will be held on Tuesday, May 23, 1995, at 10:00 a.m. local time, at the Bandana Banquet and Conference Centre, Bandana Square, 1021 Bandana Boulevard West, Suite 220, Energy Park, St. Paul, Minnesota. We suggest that you read carefully the enclosed Notice of Annual Meeting and Proxy Statement.

We hope you will be able to attend the Annual Meeting. Whether or not you plan to attend, we urge you to complete, sign, date and return the enclosed proxy card in the enclosed envelope in order to make certain that your shares will be represented at the Annual Meeting.

Very truly yours,

[KENNETH   F.   MERRILL  SIGNATURE]   [JOHN W. CASTRO SIGNATURE]
KENNETH F. MERRILL                    JOHN W. CASTRO
Chairman of the Board                 President and Chief Executive Officer

                           MERRILL CORPORATION [LOGO]

                                   NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 23, 1995

To the Shareholders of Merrill Corporation:

    The Annual Meeting of Shareholders of Merrill Corporation will be held on Tuesday, May 23, 1995, at 10:00 a.m. local time, at the Bandana Banquet and Conference Centre, Bandana Square, 1021 Bandana Boulevard, Suite 220, Energy Park, St. Paul, Minnesota, for the following purposes:

    1. To elect eight directors to serve for the ensuing year and until their successors are elected and qualified;

    2. To consider and act upon a proposal to increase by 500,000 the number of shares reserved for issuance under the Company's 1993 Stock Incentive Plan, to a total of 1,000,000 shares;

    3. To consider and act upon a proposal to ratify the selection of Coopers & Lybrand L.L.P., as independent accountants for the Company for the fiscal year ending January 31, 1996; and

    4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

    Only shareholders of record at the close of business on April 1, 1995 will be entitled to notice of and to vote at the meeting or at any adjournment thereof.

                                          By Order of the Board of Directors,

                                          [STEVEN J MACHOV SIGNATURE]
                                          Steven J. Machov
                                          SECRETARY

                           MERRILL CORPORATION [LOGO]

                               ONE MERRILL CIRCLE
                                  ENERGY PARK
                           ST. PAUL, MINNESOTA 55108

                            ------------------------

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF SHAREHOLDERS,
                                  MAY 23, 1995

                            ------------------------

                                  INTRODUCTION

    The Annual Meeting of Shareholders of Merrill Corporation (the "Company") will be held on May 23, 1995 at 10:00 a.m. local time, at the Bandana Banquet and Conference Centre, Bandana Square, 1021 Bandana Boulevard, Suite 220, Energy Park, St. Paul, Minnesota, or at any adjournment thereof, for the purposes set forth in the Notice of Meeting.

    A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to MARK, SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of Common Stock, will be borne by the Company.
Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies by telephone, telegraph or personal conversation. The Company may reimburse brokerage firms and others for expenses in forwarding proxy material to the beneficial owners of Common Stock.

    Any proxy given to this solicitation and received in time for the Annual Meeting will be voted in accordance with the instructions given in such proxy. Any shareholder giving a proxy may revoke it any time prior to its use at the Annual Meeting by giving written notice of such revocation to the Secretary of the Company, by filing a revoking instrument or a duly executed proxy bearing a later date with the Secretary of the Company or by attending the Annual Meeting and voting in person. Proxies that are signed by shareholders but that lack any such specification will be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the election as directors of the nominees listed in this Proxy Statement.

    THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSALS SET FORTH IN THE NOTICE OF MEETING.

    The Company expects that this Proxy Statement, the Proxy and Notice of Meeting will first be mailed to shareholders on or about May 1, 1995.

                                VOTING OF SHARES

    The close of business on April 1, 1995 has been fixed by the Board of Directors of the Company as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On April 1, 1995, the Company had outstanding 7,622,076 shares of Common Stock, $.01 par value (the "Common Stock"), each such share entitling the holder thereof to one vote in person or by proxy on each matter to be voted on at the Annual Meeting, voting together as a single class. Holders of shares of Common Stock are not entitled to cumulative voting rights.

    The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting (3,811,039 shares as of April 1, 1995) is required for a quorum for the transaction of business. In general, shares of Common Stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the meeting for purposes of determining a quorum, without regard to whether the card reflects abstentions (or is left blank) or reflects a "broker non-vote" on a matter (i.e., a card returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received and the broker has no discretionary authority to vote).

    The election of a nominee for director and the approval of each of the other proposals described in this Proxy Statement require the approval of a majority of the shares present and entitled to vote in person or by proxy on that matter (and at least a majority of the minimum number of votes necessary for a quorum to transact business at the meeting). Shares represented by a proxy card voted as abstaining on any of the proposals will be treated as shares present and entitled to vote that were not cast in favor of a particular matter, and thus will be counted as votes against that matter. Shares represented by a proxy card including any broker non-vote on a matter will be treated as shares not entitled to vote on that matter, and thus will not be counted either for or against that matter.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of April 12, 1995, certain information with respect to all shareholders known to the Company to have been beneficial owners of more than five percent of its Common Stock, and information with respect to the Company's Common Stock beneficially owned by directors of the Company, the executive officers of the Company included in the Summary Compensation Table set forth under the caption "Executive Compensation" below and all directors and executive officers of the Company as a group.

            NAME AND ADDRESS            NUMBER OF        PERCENT
          OF BENEFICIAL OWNER         SHARES (1)(2)    OF CLASS (2)
     ------------------------------   -------------    ------------
     John W. Castro                    1,148,330(3)        14.8%
      One Merrill Circle
      St. Paul, MN 55108
     Charles M. Royce                    576,500(4)         7.5%
      Quest Advisory Corp. and
      Quest Management Company
      1414 Avenue of the Americas
      New York, NY 10019
     Kenneth F. Merrill                  488,750(5)         6.3%
      10 Coventry Drive
      Haines City, FL 33844
     American Express Company,           400,000(6)         5.2%
      American Express Financial
      Advisors, Inc. and IDS Life
      Capital Resource Fund, Inc.
      American Express Tower
      World Financial Center
      New York, NY 10285
     Robert F. Nienhouse                 388,669(7)         5.0%
      205 East 4th St.
      Hinsdale, IL 60521
     Rick R. Atterbury                   220,223(8)         2.9%
     Richard G. Lareau                   175,400(9)         2.3%
     Paul G. Miller                       42,006          *
     Ronald N. Hoge                       11,000(10)      *
     James R. Campbell                         0
     Steven J. Machov                     32,341(11)      *
     John B. McCain                       17,000(12)      *
     James G. Sippl                       17,545(13)      *
     All directors and executive
      officers as a group (13
      persons)                         2,545,644(14)       32.7%

- ------------------------
 *   less than 1%
 (1) Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares shown opposite the name of such person or group.

 (2) Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as  outstanding only when determining the  amount and percent owned by such person or group.
 (3) Includes 36,000 shares  not outstanding  but deemed  beneficially owned  by virtue  of the right of Mr. Castro  to acquire them within 60 days pursuant to exercisable stock options. Also includes 5,912 shares owned beneficially by Mr. Castro's wife and 1,500  shares owned by Mr. Castro's children,  all to  which he may be deemed to share  voting and investment power, but as to which he disclaims beneficial ownership.
 (4) Reflects shares beneficially  owned as  of December  31, 1994  as filed  on
     Schedule 13G. Of the shares shown, 540,000 shares are beneficially owned by
     Quest Advisory Corp., which possesses sole voting and investment power with respect  to these shares, and 36,500 shares are beneficially owned by Quest
     Management Company, which possesses sole  voting and investment power  with respect  to these shares. As a result  of common ownership and control, Mr.
     Royce may be deemed to be the beneficial owner of all the shares shown.
 (5) Includes 36,250 shares  owned beneficially  by Mr. Merrill's  wife, all  to which  he may  be deemed to  share voting  and investment power,  but as to which he disclaims beneficial ownership.
 (6) Reflects shares beneficially  owned as  of December  31, 1994  as filed  on
     Schedule  13G. The group shares voting and investment power with respect to these shares.  American Express  Company is  a Parent  Holding Company  but
     disclaims  beneficial ownership  of all  of these  shares. The  address for
     American  Express  Financial   Advisors,  Inc.   (formerly  IDS   Financial
     Corporation)  and IDS  Life Capital  Resource Fund,  Inc. is  IDS Tower 10,
     Minneapolis, MN 55440.
 (7) Includes 3,156 shares  owned beneficially  by Mr. Nienhouse's  wife, as  to which  he may  be deemed to  share voting  and investment power,  but as to which he disclaims any beneficial interest.
 (8) Includes 22,500 shares  Mr. Atterbury has  the right to  acquire within  60 days upon the exercise of options.
 (9) Includes  96,400 shares  held in  trust for  the benefit  of certain family members of Mr. Merrill. Mr. Lareau is the trustee for all these trusts, but disclaims beneficial  ownership of  all such  shares. Also  includes  5,000 shares  owned beneficially  by Mr.  Lareau's wife,  as to  which he  may be deemed to share  voting and  investment power, but  as to  which shares  he disclaims beneficial ownership.
(10) Includes 6,000 shares Mr. Hoge has the right to acquire within 60 days upon the exercise of options.
(11) Includes  17,041 shares owned  beneficially by Mr.  Machov's wife and 1,800 shares Mr.  Machov's wife  has the  right to  acquire within  60 days  upon exercise  of options, all as to which he  may be deemed to share voting and investment power, but as to  which he disclaims beneficial ownership.  Also includes  1,500 shares Mr. Machov  has the right to  acquire within 60 days upon exercise of options.
(12) Includes 4,000 shares Mr.  McCain has the right  to acquire within 60  days upon the exercise of options.
(13) Includes  6,000 shares Mr.  Sippl has the  right to acquire  within 60 days upon the exercise of options.
(14) Includes: 96,400 shares  held in trust  for the benefit  of certain  family members  of Kenneth F. Merrill  for which Richard G.  Lareau, a director of the Company, is the trustee for all these trusts, but disclaims  beneficial ownership  of all such shares; (ii) 68,634 shares owned beneficially by the spouses or children of members of the group as to which they may be  deemed
     to   share  voting  and  investment  power;  and  (iv)  81,100  shares  not outstanding but deemed beneficially owned by virtue of the right of members of the group or their  spouses to acquire them  within 60 days pursuant  to exercisable  stock  options.  All  persons subject  to  Section  16  of the
     Securities Exchange Act of  1934, as amended, filed  required reports in  a timely manner disclosing transactions involving the Company's stock.

                             ELECTION OF DIRECTORS

NOMINATION

    The Bylaws of the Company provide that the Board shall consist of at least three members, or such other number as may be determined from time to time by the Board of Directors. The Board of Directors has determined that there will be eight directors of the Company for the ensuing year.

    In the absence of other instructions, the proxies will be voted for each of the following individuals, each of whom the Company's Board of Directors proposes for election as a director of the Company. If elected, such individuals will serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified. All of the nominees are members of the present Board of Directors, and all were elected at last year's Annual Meeting of Shareholders, except James R. Campbell who was elected to serve on the Board of Directors on September 19, 1994.

    The election of each nominee requires the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting. The Board recommends a vote FOR the election of each of the nominees listed below. If prior to the Annual Meeting the Board should learn that any nominee will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies that would have otherwise been voted for such nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies may, at the Board's discretion, be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrence. The Board has no reason to believe that any of the nominees will be unable to serve.

INFORMATION ABOUT NOMINEES

    The following information has been furnished to the Company by the respective nominees for director.

                                                                                            DIRECTOR
 NAMES OF NOMINEES                        PRINCIPAL OCCUPATION                        AGE    SINCE
- -------------------   -------------------------------------------------------------   ---   --------
Kenneth F. Merrill    Chairman of the Board of Merrill Corporation                    76     1968
John W. Castro        President and Chief Executive Officer of Merrill Corporation    46     1981
Richard G. Lareau     Partner, Oppenheimer Wolff & Donnelly (law firm)                66     1981(1)
Paul G. Miller        Chairman and Treasurer, LSC, Incorporated (hardware and         72     1985
                       proprietary software development and consulting firm)
Robert F. Nienhouse   Private Investor                                                47     1986
Rick R. Atterbury     Vice President -- Operations of Merrill Corporation             41     1989
Ronald N. Hoge        President, Aerospace Equipment Systems, AlliedSignal            49     1991
                       Aerospace (advanced systems and equipment manufacturer)
James R. Campbell     Executive Vice President, Norwest Corporation (bank holding     52     1994
                       company)

- ------------------------
(1) Mr. Lareau was also the incorporator of the Company and served as its first director before his resignation in October 1968.

OTHER INFORMATION ABOUT NOMINEES

    Except as indicated below, there has been no change in principal occupations or employment during the past five years for the nominees for election as directors.

    Mr. Castro also serves as a Director of BMC Industries, Inc.

    Mr. Lareau has been a member of the law firm of Oppenheimer Wolff & Donnelly for over 35 years. Oppenheimer Wolff & Donnelly have provided and are expected to continue to provide legal services to the Company. Mr. Lareau also serves as a Director of Ceridian Corporation, Northern Technologies International Corporation and Nash Finch Company, and as a Trustee of Mesabi Trust.

    Mr. Miller is also Chairman since 1987, and President and Chief Executive Officer since 1993 of Supercomputer Systems, Inc.

    Mr. Nienhouse was a part-time consultant to the Company from May 1989 to January 1993. From July 1989 to January 1993, Mr. Nienhouse managed the Company's California operations.

    Mr. Hoge was President and Chief Executive Officer of Onan Corporation from June 1986 until August 1993.

    Mr. Campbell has also served as President and Chief Executive Officer of Norwest Bank Minnesota, N.A. since October 1984.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

    Standing committees of the Board of Directors include the Audit Committee, the Compensation Committee and the Nominating Committee.

    The Audit Committee provides assistance to the Board in satisfying its responsibilities relating to the accounting, auditing, operating and reporting practices  of  the Company.  The  Audit Committee  recommends  to the  Board the retention of independent accountants, reviews the performance of such accountants and considers recommendations concerning improvements in internal accounting control. The members of the Audit Committee are Messrs. Miller, Lareau and Hoge. The Audit Committee met on three occasions during fiscal 1995.

    The Compensation Committee reviews general programs of compensation and benefits for all employees of the Company and sets the compensation to be paid to the Company's officers. The Compensation Committee also serves as the disinterested committee administering the Company's Retirement Plan, Incentive Stock Option Plan, 1987 Omnibus Stock Plan and 1993 Stock Incentive Plan. The members of the Compensation Committee are Messrs. Merrill, Lareau and Miller.
The Compensation Committee met or took action by written consent on four occasions during fiscal 1995.

    The Nominating Committee reviews and makes recommendations from time to time to the Board with respect to candidates for directors of the Company and compensation of Board members, and assignment of directors to committees of the Board. The Nominating Committee also reviews, at least annually, the composition of the Board regarding experience, expertise and special knowledge required for effective discharge of responsibilities; Board procedures, its size, and membership; and the structure, membership and charters of the Board's standing and ad hoc committees. The members of the Nominating Committee are Messrs. Nienhouse, Hoge and Miller. The Nominating Committee met on one occasion during fiscal 1995. The Nominating Committee will consider for nomination nominees submitted by other directors and shareholders. Shareholders who wish to recommend persons for election as directors at the 1996 Annual Meeting of Shareholders may do so by submitting to the Secretary of the Company in writing on or before January 15, 1996: (i) the name and address of the person or persons to be nominated;
(ii) the name and address of the shareholder who intends to make the nomination and a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission as then in effect; and (v) the signed consent of each nominee to serve as a director of the Corporation if so elected.

    The Company's Board of Directors held four meetings and took action by written consent on two occasions during fiscal 1995. All of the directors attended at least 75% of all of the meetings of the Board of Directors and all committees on which they served during fiscal 1995.

DIRECTORS' COMPENSATION

    Directors who are employees of the Company receive no separate compensation for their services as directors. Non-employee directors receive a retainer of $10,000 per year ($15,000 for the Chairman of the Board), and fees for attendance at Board and committee meetings of $1,000 per meeting, provided that attendance fees are not paid for participation in meetings the chair of such committee determines are brief meetings.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors administers the Company's executive compensation program. The Compensation Committee consists of three non-employee directors and meets two to four times a year. A more complete description of the functions of the Compensation Committee is set forth above under the caption "Information About the Board and its Committees."

    COMPENSATION PHILOSOPHY AND OBJECTIVES. The Company's executive compensation philosophy is to pay for performance. The executive compensation program is intended to provide an overall level of compensation opportunity that the Committee believes, based on its own judgment and experience, and on periodic studies by executive compensation consultants, is competitive with other companies within its industry group. The objectives of the Company's executive compensation program are:

    - To establish annual base salaries and incentives that will attract and retain key executives.

    - To reward executives for achievement of annual performance and financial goals.

    - To encourage executive stock ownership and appreciation of long-term shareholder returns.

Actual compensation levels are based on annual and long-term Company and individual performance and may be greater or less than compensation levels at other companies.

    EXECUTIVE  COMPENSATION  PROGRAM  COMPONENTS.     The  Company's   executive
compensation program consists of base salary, annual cash bonus incentives and long-term ownership incentives in the form of stock options.

    BASE SALARY.   Base pay  levels of  executives are  determined generally  by considering  the  potential impact  of  the individual  on  the Company  and its performance, the skills and experiences required by the position, the performance of divisions or departments under the executive's control, the achievement of defined business objectives and personal and corporate development goals, and finally, the overall performance of the Company. Base salaries for executives are maintained at levels that the Compensation Committee believes, based upon its own judgment and experience, are lower than the median for other companies of comparable size and complexity (which are not necessarily the companies included in the performance graph included below in this proxy statement), and the annual cash bonus incentives are designed to offer greater potential compensation than the median in other companies.

    John  W.  Castro,  the  Company's  Chief  Executive  Officer,  and  Rick  R.
Atterbury, the Company's Vice President -- Operations, have employment agreements with the Company entered into in 1989 and 1987, respectively. These agreements provide for automatic renewal from year to year. Effective February 1, 1994 Mr. Castro's base salary was increased to $300,000 per year and Mr. Atterbury's was increased to $225,000 per year. Prior to this increase, Messrs. Castro's and Atterbury's base salaries had not been increased for the previous four fiscal years during which time the Company's performance had been excellent as shown below in the Comparative Stock Graph. The base salaries of certain other executives were increased during the last fiscal year. Base salaries for the executive group had not been increased for some time. Increases were based, in part, on fiscal year 1994 performance. In addition, base salary increases were given to executives where it was determined that, based on market study, the base salaries were not sufficiently competitive. Consistent with the Company's executive compensation strategy, executive base salaries continue to be below the median as compared to similar companies.

    ANNUAL CASH BONUS INCENTIVES. Annual cash incentive bonuses for Mr. Castro and Mr. Atterbury are prescribed by a fixed formula in their employment agreements. For all other executives, the Company's Chief Executive Officer makes a recommendation to the Committee as to the amount of each cash incentive bonus, based on his subjective evaluation, including his perception of the individual's performance. The Committee makes a final bonus award, taking into account the recommendation of the Chief Executive Officer as well as using its own judgment and experience. The Committee places greater emphasis on annual Company performance for determining cash incentive bonuses than for determining individual base salaries. Most executives received a smaller cash bonus than in the prior fiscal year, due in part to the Company's performance during fiscal year 1994 and previously mentioned base salary adjustments.

    Pursuant to their employment agreements, Mr. Castro and Mr. Atterbury receive cash bonuses based on the Company's net income per share. Thus, their overall compensation is directly related to the Company's profit performance for each fiscal year. For each one cent of net income per share up to the prior fiscal year's net income per share, Mr. Castro and Mr. Atterbury receive cash bonuses of $2,000 and $1,200, respectively, and for each additional one cent of net income per share above the prior fiscal year's net income per share, they receive additional cash bonuses of $5,000 and $3,000, respectively.

    LONG-TERM OWNERSHIP INCENTIVE. Long-term incentives are provided in the form of stock options that are granted from time to time at or above market value at date of grant and generally become exercisable proportionately over a period of five to seven years. Grants of stock options are made by the Compensation Committee in its discretion based upon the recommendation of the Company's

Chief Executive Officer and Vice President -- Human Resources, as well as the Committee's judgment as to the executive's contribution toward Company performance and expected contribution toward meeting the Company's long-term strategic goals and increases in shareholder returns. The value received by the executives from option grants depends completely on increases in the market price of the Company's Common Stock over the option exercise price. Thus, this component of compensation is aligned directly with increases in shareholder value.

                                          Kenneth F. Merrill, Chair
                                          Paul G. Miller
                                          Richard G. Lareau
                                          MEMBERS OF THE COMPENSATION COMMITTEE

SUMMARY COMPENSATION TABLE

    The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 in fiscal 1995.

                                                                        LONG TERM
                                                                       COMPENSATION
                                                                       ------------
                                                 ANNUAL COMPENSATION      SHARES
                                                 -------------------    UNDERLYING        ALL OTHER
      NAME AND PRINCIPAL POSITION         YEAR    SALARY    BONUS(1)     OPTIONS      COMPENSATION (2)
- ---------------------------------------   ----   --------   --------   ------------   -----------------
John W. Castro                            1995   $300,000   $300,000           -0-    $        11,046
 President and Chief Executive            1994   $150,000   $573,288           -0-
 Officer                                  1993   $150,000   $369,026        60,000
Rick R. Atterbury                         1995   $225,000   $180,000           -0-    $        10,880
 Vice President -- Operations             1994   $100,000   $343,973        30,000
                                          1993   $100,000   $221,415        30,000
John B. McCain                            1995   $125,000   $ 55,000           -0-    $        11,807
 Vice President -- Finance, Chief         1994   $101,600   $ 87,800           -0-
 Financial Officer and Treasurer          1993   $ 95,000   $ 62,800        10,000
James G. Sippl                            1995   $144,000   $  6,000           -0-    $        11,120
 Vice President                           1994   $144,000   $ 36,000           -0-
                                          1993   $144,000                      -0-
Steven J. Machov                          1995   $120,834   $ 15,000        10,000    $        10,500
 Vice President, General                  1994   $100,000   $ 50,000           -0-
 Counsel and Secretary                    1993   $ 99,792   $ 21,000           -0-

- ------------------------
(1) Cash bonuses for services rendered have been included as compensation for the year earned, even though all or part of such bonuses were actually calculated and paid in the following year.
(2) "All Other Compensation" includes: (1) amount of $10,500 for each named executive officer to be contributed by the Company to its defined contribution retirement plan; and (ii) premium payments under life insurance policies on the lives of the executives at the following incremental costs to the Company: Mr. Castro $546, Mr. Atterbury $380, Mr. McCain $1,307, and Mr. Sippl $620. "All Other Compensation" includes only amounts earned for the year ended January 31, 1995.

OPTIONS

    The following tables summarize option grants and exercises during fiscal 1995 to or by the executive officers named in the Summary Compensation Table above, and the potential realizable value of the options held by such persons at the end of fiscal 1995.

                          OPTION GRANTS IN FISCAL 1995

                                               INDIVIDUAL GRANTS
                       -----------------------------------------------------------------  POTENTIAL REALIZED VALUE
                         NUMBER OF                                                                   AT
                          SHARES                                                          ASSUMED ANNUAL RATES OF
                        UNDERLYING        % OF TOTAL                                      STOCK PRICE APPRECIATION
                          OPTIONS       OPTIONS GRANTED      EXERCISE OR                    FOR OPTION TERM (3)
                          GRANTED       TO EMPLOYEES IN       BASE PRICE     EXPIRATION   ------------------------
        NAME              (1)(2)          FISCAL 1995           ($/SH)          DATE          5%           10%
- ---------------------  -------------  -------------------  ----------------  -----------  -----------  -----------
Steven J. Machov            10,000             10.3%          $    29.75        3/20/01   $   121,100  $   282,200

- ------------------------
(1) These options were granted under the Company's 1993 Stock Incentive Plan (the "1993 Plan"). Options become exercisable under the plan so long as the executive remains in the employ of the Company or one of its subsidiaries. To the extent not already exercisable, options under the 1993 Plan become immediately exercisable in full upon certain changes in control of the Company and will remain exercisable during the remaining term thereof, whether or not the executive to whom the options have been granted remains an employee of the Company or a subsidiary. See "Change in Control Arrangements" below for the definition of "Change in Control" under this plan.
(2) These options were granted with an exercise price equal to the market price on March 20, 1994, the date of grant. The options are exercisable in installments. The options become exercisable as to 15% one year after the date of grant and as to an additional 15% each year thereafter, with the final installment of 10% exercisable on or after September 20, 2000.
(3) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent upon the future performance of the Company's Common Stock and the executive's continued employment with the Company. The amounts are not intended to forecast possible future appreciation, if any, in the price of the Company's Common Stock.

              AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1995 AND
                    VALUE OF OPTIONS AT FISCAL YEAR END 1995

                                                                NUMBER OF              VALUE OF UNEXERCISED
                                                          UNEXERCISED OPTIONS AT       IN-THE MONEY OPTIONS
                                                            END OF FISCAL 1995      AT END OF FISCAL 1995 (3)
                        SHARES ACQUIRED       VALUE     --------------------------  --------------------------
        NAME            ON EXERCISE (1)    REALIZED (2) EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- ---------------------  ------------------  -----------  -----------  -------------  -----------  -------------
John W. Castro                                              24,000        36,000    $    85,800   $   128,700
Rick R. Atterbury                                           86,500        43,500    $   878,000   $    83,250
John B. McCain                                              10,000         6,000    $   103,250   $    27,750
James G. Sippl                  3,000       $  60,375       33,000         6,000    $   359,250   $    27,750
Steven J. Machov                2,000       $  28,125        6,000        10,000    $    70,500

- ------------------------
(1) Under both the 1987 Omnibus Stock Plan and 1993 Plan, the exercise price may be paid in cash or, in the Compensation Committee's discretion, by delivery of a promissory note or previously acquired shares of the Company's common stock valued at fair market value on the date of exercise or pursuant to a cashless exercise procedure under which the executive provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.
(2) Value calculated as the market value on the date of exercise less the option exercise price.
(3) Value calculated as the market value on January 31, 1995 ($15.125) less the option exercise price. Options are in-the-money if the market price of the shares exceeds the option exercise price.

                         COMPARATIVE STOCK PERFORMANCE
                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
        AMONG MERRILL CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX,
                              THE S&P SMALLCAP 600
        AND THE DOW JONES IND & COMM SERVICES -- GENERAL SERVICES INDEX

    The following graph compares the cumulative total shareholder return of the Company's Common Stock with a cumulative total return, assuming reinvestment of dividends, of the Nasdaq Stock Market (U.S.) Index, the Standard & Poor's 600 Index and the Dow Jones Industrial and Commercial Services -- General Services Index.

    The Company was recently added to the S&P 600 Index and has decided to substitute this index for the Nasdaq Stock Market (U.S.) Index. The returns of the Nasdaq Stock Market U.S. Index are, however, included again this year in compliance with the rules of the Securities and Exchange Commission.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                              JAN-90     JAN-91     JAN-92     JAN-93     JAN-94     JAN-95
MERRILL CORP                       100        125        369        468        841        414
NASDAQ STOCK MARKET                100        103        158        179        204        195
S&P SMALLCAP 600                   100         90        134        155        184        168
DJ IND & COMM-GENL                 100        109        124        139        152        142

* $100 invested on 1/31/89 in stock or index -- including reinvestment of dividends. Fiscal year ending January 31.

Source: S T A R Services, Inc.

EMPLOYMENT AGREEMENTS

    Effective February 1, 1989, Mr. Castro entered into a one-year employment agreement with the Company under which he serves as its President and Chief Executive Officer, and effective February 1, 1987, Mr. Atterbury entered into a three-year employment agreement with the Company under which he serves as its Vice President -- Operations. Mr. Atterbury's employment agreement was first amended effective February 1, 1990, and Mr. Castro's and Mr. Atterbury's agreements were also amended effective February 1, 1994. Each employment agreement provides for an automatic renewal from year to year for consecutive one year terms unless either the employee or the Company gives the other party 60 days advance written notice of termination. For services performed under their respective agreements, Mr. Castro receives an annual base salary of $300,000 and Mr. Atterbury receives an annual base salary of $225,000. Cash bonuses for Mr. Castro and Mr. Atterbury are based on the Company's net income per share. For each one cent of net income per share up to the prior fiscal year's net income per share, Mr. Castro and Mr. Atterbury receive cash bonuses of $2,000 and $1,200, respectively, and for each additional one cent of net income per share they receive additional cash bonuses of $5,000 and $3,000, respectively. Mr. Castro and Mr. Atterbury also receive an annual transportation allowance of $12,000 and $7,200, respectively. For a discussion of the "change in control" provisions in these agreements, see "Change in Control Arrangements" below. Upon termination of employment under their amended agreements, each has agreed not to compete with the Company for 18 months if the Company elects to continue paying his base salary during the restrictive period.

CHANGE IN CONTROL ARRANGEMENTS

    Pursuant to two stock-based benefit plans of the Company and employment agreements with two executive officers of the Company named in the Summary Compensation Table above, benefits would be paid or existing non-vested awards would be accelerated in connection with a change in control of the Company.

    Under the Company's 1993 Stock Incentive Plan (the "1993 Plan"), in the event a "change in control" of the Company occurs, if approved by the committee administering the plan, (a) all outstanding options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant remains in the employ or service of the Company or any subsidiary, (b) all outstanding restricted stock awards will become immediately fully vested and nonforfeitable, and (c) all outstanding performance units, if any, will vest and/or continue to vest in the manner determined by the committee. In addition, the committee, without the consent of any affected participant, may determine that some or all participants holding outstanding options will receive cash in an amount equal to the excess of the fair market value immediately before the effective date of such change in control over the exercise price per share of the options.

    For purposes of the 1993 Plan, a "change in control" means (i) the sale or other transfer of substantially all of the Company's assets, (ii) a merger or consolidation involving the Company if less than 80% of the voting stock of the surviving company is held by persons who were shareholders of the Company immediately before the merger or consolidation, (iii) ownership by any person or group of 20% or more of the Company's voting stock, (iv) a change in the composition of the Board such that individuals who constitute the Board on the effective date of the 1993 Plan cease for any reason to constitute at least a majority of the Board (with exceptions for individuals who are nominated or otherwise approved by the current Board), or (v) any change of control that is required to be reported under Section 13 or 15(d) of the Securities Exchange Act of 1934.

    Under the Company's 1987 Omnibus Stock Plan (the "1987 Plan"), upon the occurrence of a "change in control" of the Company, all outstanding options will become immediately exercisable in full and will remain exercisable during the remaining term thereof, whether or not the participants to whom the options were granted remain employees of the Company or a subsidiary, and all restrictions with respect to outstanding restricted stock awards will immediately lapse. The acceleration of the exercisability of options or the vesting of restricted stock awards under this plan may be limited, however, if the acceleration is subject to an excise tax imposed upon "excess parachute payments." Under this plan, a "change in control" means, absent the approval of the continuity directors of the Company (directors as of the effective date of the 1987 Plan and additional directors nominated by other "continuity directors"), (a) the sale or other transfer of substantially all of the Company's assets, (b) the approval by the Company's shareholders of a plan of liquidation, (c) a change in control that would be required to be reported in a Current Report on Form 8-K, (d) ownership by any person or group of 20% or more of the Company's outstanding voting stock, or (e) the continuity directors ceasing to constitute a majority of the Board of Directors.

    Under their respective employment agreements with the Company, Messrs. Castro and Atterbury are entitled to receive certain benefits if, following a "change in control" of the Company, either terminates their employment relationship for specified reasons (including by reason of a change in duties, relocation of the Company, certain changes in benefits, failure by any successor of the Company to assume the agreement, purported termination by the Company not expressly authorized by the agreement or any breach of the agreement by the Company). In such a case, the Company will make a lump sum cash payment to the executive in an amount equal to 2.99 times the average annual compensation received by the executive from the Company and includable in the executive's gross income during the five most recent taxable years ending before the change in control (less any amounts received under other plans considered to be "parachute payments" under Section 280G of the Internal Revenue Code) and any legal fees incurred in enforcing the agreement.

    A "change in control" for purposes of these employment agreements means, unless approved by two-thirds of the continuity directors of the Company (directors as of the date of the employment agreement and additional directors nominated by other "continuity directors"), (a) a merger or consolidation involving the Company if less than 50% of the voting stock of the surviving company is held by persons who were shareholders of the Company immediately before the merger, (b) a change in control that would be required to be reported in response to Schedule 14A under the Securities Exchange Act of 1934, (c) ownership by any person or group of more than 20% of the Company's voting stock, or (d) any person or group becoming, through or pursuant to a "tender offer" as defined in the Securities Exchange Act of 1934, the owner of more than 10% of the Company's voting stock.

    If a "change in control" of the Company had occurred as of February 1, 1995, Mr. Castro would have been entitled to receive a lump sum payment of approximately $1,504,000 under his employment agreement and Mr. Atterbury would have been entitled to receive a lump sum payment of approximately $865,500 under his employment agreement.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee of the Company's Board of Directors are Messrs. Merrill, Lareau and Miller, all of whom are non-employee directors. Mr. Merrill is an officer of the Company and the Company's Chairman of the Board. Mr. Lareau was formerly a non-employee officer of the Company as Assistant Secretary from 1981 to 1985 and Secretary from 1985 to 1989.

                        PROPOSAL TO AMEND THE COMPANY'S
                           1993 STOCK INCENTIVE PLAN

INTRODUCTION

    On January 18, 1993, the Board of Directors of the Company (the "Board") adopted the Merrill Corporation 1993 Stock Incentive Plan (the "Plan"), which provides for awards ("Incentive Awards") to eligible recipients of (i) stock options ("Options"), including both incentive stock options ("Incentive Options") and non-statutory stock options ("Non-Statutory Options"), (ii) Restricted Stock Awards, and (iii) Performance Units.

    The purpose of the Plan is to advance the interests of the Company and its shareholders by enabling the Company and its subsidiaries to attract and retain persons of ability to perform services for the Company and its subsidiaries by providing an incentive to such individuals through equity participation in the Company and rewarding such individuals who contribute to the achievement by the Company of its economic objectives.

    On January 23, 1995, the Board amended the Plan, subject to shareholder approval, to increase the number of shares reserved for issuance under the Plan from 500,000 to 1,000,000 shares. In addition, as a result of new tax legislation that disallows deductions by public corporations of certain executive compensation in excess of $1 million, the Board also amended the Plan to limit the number of options (or other awards with a value based on an increase in the value of the Common Stock after the date of grant) that can be granted to a participant under the Plan during any fiscal year.

    At this meeting the shareholders are being asked to consider and act upon a proposal to amend the Plan by increasing the number of shares in the Plan from 500,000 to 1,000,000.

SUMMARY OF THE PLAN

    A general description of the basic features of the Plan, as amended as described above, is outlined below. This summary is qualified in its entirety by the actual text of the Plan, a copy of which is attached to this Proxy Statement as Exhibit A.

    GENERAL. All employees (including officers and directors who are also employees) and all non-employee consultants and independent contractors of the Company and its subsidiaries are eligible to participate in the Plan. The maximum number of shares of Common Stock that may be issued under the Plan will be 1,000,000 shares. No participant in the Plan, however, may be granted any Options, or any other Incentive Awards with a value based on an increase in the value of the Common Stock after the date of grant, relating to more than 100,000 shares of Common Stock in the aggregate during any fiscal year (200,000 shares with respect to a participant who is first appointed or elected as an officer, hired as an employee or retained as a consultant of the Company or who receives a promotion that results in an increase in responsibilities or duties), subject to adjustment in connection with changes in the corporate structure or shares as described below.

    Any shares of Common Stock that are subject to an Incentive Award that expires or is forfeited and any shares of Common Stock that are subject to an Incentive Award that is settled or paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under the Plan. Any shares of Common Stock that constitute the forfeited portion of a Restricted Stock Award, however, will not become available for further issuance under the Plan. In the event of any reorganization, merger, recapitalization, stock dividend, stock split or similar change in the corporate structure or shares of the Company, appropriate adjustments will be made to the number and kind of shares reserved under the Plan and under outstanding Incentive Awards and to the exercise price of outstanding Options.

    The Board may amend the Plan in any respect without shareholder approval, unless shareholder approval is then required by federal securities or tax laws or the rules of the NASD. The Plan will terminate on January 18, 2003 and may be terminated before that date by action of the Board. No right or interest in any Incentive Award may be assigned or transferred by a participant, except by will or the laws of descent and distribution, or subjected to any lien or otherwise encumbered.

    ADMINISTRATION. The Plan will be administered by a committee consisting of not less than two members of the Board (the "Committee"). The Board has appointed the Compensation Committee to administer the Plan. The Plan vests broad powers in the Committee to administer and interpret the Plan, including the authority to select the participants that will be granted Incentive Awards under the Plan, to determine the nature, extent, timing, exercise price, vesting and duration of Incentive Awards and to prescribe all other terms and conditions of Incentive Awards that are consistent with the Plan. The Committee may modify the terms of an outstanding Incentive Award in any manner (with the consent of the affected participant for most modifications) as long as the modified terms are permitted by the Plan as then in effect, and no such modifications will be deemed to be a regrant of the modified Incentive Award for purposes of the Plan. The Committee has the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.

    OPTIONS. Options must be granted with an exercise price equal to at least the fair market value of the Common Stock on the date of grant. On March 31, 1995, the mean between the high and low sales price of one share of Common Stock on The NASDAQ Stock Market was $16.375. Options will become exercisable at such times and in such installments as may be determined by the Committee, provided that Options may not be exercisable after 10 years from their date of grant.

    The exercise price of Options must be paid in cash, except that the Committee may allow payment to be made (in whole or in part) by delivery of a "broker exercise notice" (pursuant to which the broker or dealer is instructed to sell enough shares or loan the optionee enough money to pay the exercise price and to remit such sums to the Company) or a promissory note or by transfer of shares of Common Stock (either previously owned by the participant or to be acquired upon Option exercise). The aggregate fair market value of shares of Common Stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code) become exercisable for the first time by a participant during any calendar year may not exceed $100,000.

    RESTRICTED STOCK AWARDS. A Restricted Stock Award is an award of Common Stock that vests at such times and in such installments as may be determined by the Committee and, until it vests, is subject to restrictions on transferability and the possibility of forfeiture. The Committee may impose such restrictions or conditions to the vesting of Restricted Stock Awards as it deems appropriate, including that the participant remain in the continuous employ or service of the Company or a subsidiary for a certain period or that the Participant or the Company (or any subsidiary or division of the Company) satisfy certain performance goals or criteria. Unless the Committee determines otherwise, any dividends or distributions paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate. In addition, unless the participant elects otherwise, the Committee may require such dividends or distributions to be reinvested in shares of Common Stock in accordance with any dividend reinvestment plan of the Company.

    PERFORMANCE UNITS. A Performance Unit is a right to receive a payment from the Company, in the form of cash, shares of Common Stock or both, upon the achievement of established performance goals. The Performance Units will vest at such times and in such installments as may be determined by the Committee, and the Committee may impose such restrictions or conditions to the vesting of such Performance Units as it deems appropriate. The Committee will determine whether a participant's Performance Units will be credited for dividend equivalents.

    CHANGE IN CONTROL. In the event a "change in control" of the Company occurs, then, if approved by the Committee, (i) all outstanding Options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant remains in the employ or service of the Company or any subsidiary, (ii) all outstanding Restricted Stock Awards will become immediately fully vested and nonforfeitable, and (iii) all outstanding Performance Units will vest and/or continue to vest in the manner determined by the Committee. In addition, the Committee, without the consent of any affected participant, may determine that some or all participants holding outstanding Options will receive cash in an amount equal to the excess of the fair market value immediately prior to the effective date of such change in control over the exercise price per share of the Options.

    For purposes of the Plan, a "change in control" of the Company will be deemed to have occurred, among other things, upon (i) a sale or other transfer of substantially all of the assets of the Company to an entity that is not controlled by the Company, (ii) a merger or consolidation to which the Company is a party if, after such merger or consolidation, the Company's shareholders do not beneficially own more than 80% of the combined voting power of the surviving corporation's outstanding voting securities, (iii) shareholder approval of a liquidation or dissolution of the Company, (iv) any person becoming the beneficial owner of 20% or more of the combined voting power of the Company's outstanding securities, or (v) a change in the composition of the Board such that the individuals who constitute the Board on the effective date of the Plan cease for any reason to constitute at least a majority of the Board (with exceptions for individuals who are nominated or otherwise approved by the current Board).

    TERMINATION OF EMPLOYMENT OR SERVICE. In the event a participant's employment or other service with the Company and all subsidiaries is terminated by reason of death, disability or retirement, (i) all outstanding Options will become immediately exercisable in full and will remain exercisable for a period of one year (three months in the case of retirement) after such termination (but in no event after the expiration date of such Option), (ii) all outstanding Restricted Stock Awards will become fully vested and nonforfeitable, and (iii) all outstanding Performance Units will vest and/or continue to vest in the manner determined by the Committee.

    In the event a participant's employment or other service with the Company and all subsidiaries is terminated for any other reason (other than by the Company for "cause"), (i) all outstanding Options will remain exercisable to the extent exercisable as of such termination for a period of three months after such termination (but in no event after the expiration date of such Option),
(ii) all outstanding Restricted Stock Awards that have not vested as of such termination will be terminated and forfeited, and (iii) all outstanding Performance Units will vest and/or continue to vest in the manner determined by the Committee. In the event of termination by the Company for "cause," all rights of the participant under the Plan and any Incentive awards will immediately terminate without notice of any kind. The Committee may in its discretion modify the post-termination provisions of the Plan, provided that no Option may remain exercisable after its expiration date.

    In the event that a participant, prior to or following a participant's voluntary termination of employment or other service with the Company or any subsidiary, takes "adverse actions" with respect to the Company or any subsidiary (actions that the Committee in its sole discretion determines to be adverse to the interests of the Company or any subsidiary, including disclosure of confidential information, commencement of competitive activities or interference with customer or employee relationships), the Committee will have the authority (by so providing in the agreement evidencing the Incentive Award at the time of grant) to terminate all rights of such participants under the Plan and any agreements evidencing Incentive Awards and to rescind the exercise or vesting of certain Incentive Awards of such participants and require such participants to pay to the Company the amount of any gain realized or payment received as a result of such rescinded exercise or vesting.

FEDERAL INCOME TAX CONSEQUENCES

    The following general description of federal income tax consequences is not intended to address specific tax consequences applicable to an individual participant who receives an Incentive Award. In addition, special rules will apply to directors, officers and greater-than-10% shareholders of the Company.

    OPTIONS. There will not be any federal income tax consequences to either the participant or the Company as a result of the grant to a participant of an Option under the Plan. The exercise by a participant of an Incentive Option will also not result in any federal income tax consequences to the Company or the participant, except that an amount equal to the excess of the fair market value of the shares acquired upon exercise of the Incentive Option, determined at the time of exercise, over the consideration paid for the shares by the participant will be a tax preference item for purposes of the alternative minimum tax. Upon exercise of a Non-Statutory Option, a participant will recognize ordinary income on the date of exercise in an amount equal to the difference between the fair market value of the shares purchased and the consideration paid for the shares. In general, the Company will be entitled to a compensation expense deduction in connection with the exercise of a Non-Statutory Option for any amounts includable in the taxable income of a participant as ordinary income.

    If a participant disposes of the shares acquired upon exercise of an Incentive Option, the federal income tax consequences will depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the Incentive Option was granted, nor within one year after the participant exercised the Incentive Option and the shares were transferred to the participant, then the participant will recognize a long-term capital gain or loss. The amount of the long-term capital gain or loss will be equal to the difference between (i) the amount the participant realized on disposition of the shares, and (ii) the option price at which the participant acquired the shares. The Company is not entitled to any compensation expense deduction under these circumstances.

    If the participant does not satisfy both of the above holding period requirements, then the participant will be required to report as ordinary income, in the year the participant disposes of the shares, the amount by which the lesser of the fair market value of the shares at the time of exercise of the Incentive Option or the amount realized on the disposition of the shares (if the disposition is the result of a sale or exchange to one other than a related taxpayer) exceeds the option price for the shares. The Company will be entitled to a compensation expense deduction in an amount equal to the ordinary income includable in the taxable income of the participant. The remainder of the gain or loss recognized on the disposition, if any, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

    RESTRICTED STOCK AWARDS. With respect to shares issued pursuant to Restricted Stock Awards that are not subject to a risk of forfeiture, a participant will include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received on the date of receipt. With respect to shares that are subject to a risk of forfeiture, a participant may file an election under Section 83(b) of the Code within 30 days after receipt to include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received on the date of receipt (determined as if the shares were not subject to any risk of forfeiture). The Company will receive a corresponding tax deduction. If a Section 83(b) election is made, the participant will not recognize any additional income when the restrictions on the shares issued in connection with the Restricted Stock Award lapse.

    A participant who does not make a Section 83(b) election within 30 days of the receipt of a Restricted Stock Award that is subject to a risk of forfeiture will recognize ordinary income at the time of the lapse of the restrictions in an amount equal to the then fair market value of the shares freed of restrictions. The Company will receive a corresponding tax deduction.

    PERFORMANCE UNITS. A participant who receives a Performance Unit will not recognize any taxable income at the time of the grant. Upon settlement of the Performance Unit, the participant will realize ordinary income in an amount equal to the cash and the fair market value of any shares of Common Stock received by the participant. Provided that proper withholding is made, the Company would be entitled to a compensation expense deduction for any amounts includable by the participant as ordinary income.

    SECTION 162(M). Under Section 162(m) of the Code, the deductibility of certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of publicly held companies is limited to $1,000,000. Compensation for this purpose generally includes any items of compensation expense described above in connection with Incentive Awards under the Plan. Certain types of compensation, however, are excepted from this limit, including compensation that qualifies as "performance-based compensation." Under
Section 162(m), any compensation expense resulting from the exercise of Options under the Plan with exercise prices equal to (or greater than) the fair market value of the Common Stock on the date of grant should qualify as "performance-based compensation" excepted from the limit of Section 162(m). Compensation expense in connection with any other Incentive Awards under the Plan, however, would be subject to this limit.

    EXCISE TAX ON PARACHUTE PAYMENTS. The Code also imposes a 20% excise tax on the recipient of "excess parachute payments," as defined in the Code, and denies tax deductibility to the Company for such excess parachute payments. Generally, parachute payments are payments in the nature of compensation to employees of a company who are officers, shareholders or highly compensated employees, which payments are contingent upon a change in control of a company. Acceleration of the vesting of Incentive Awards upon a change in control of the Company may constitute parachute payments and, in certain cases, "excess parachute payments."

NEW PLAN BENEFITS

    The following table summarizes Options granted under the Plan, following the amendments that are subject to shareholder approval at this Annual Meeting, to each of the executive officers named in the Summary Compensation Table, all current executive officers as a group and all employees, including current officers who are not executive officers, as a group.

                               NEW PLAN BENEFITS
                           1993 STOCK INCENTIVE PLAN

                                                                        NUMBER OF
                                                                         SHARES
                                                                       UNDERLYING
NAME AND POSITION OR GROUP                                           OPTIONS GRANTED
- -------------------------------------------------------------------  ---------------
All current executive officers as a group                                   15,000
All employees, excluding executive officers as a group                     188,000

RECOMMENDATION OF THE BOARD OF DIRECTORS

    At the Annual Meeting, the shareholders are being asked to approve an increase in the number of shares of Common Stock reserved for issuance under, and certain other amendments to, the Plan. The Board of Directors recommends a vote FOR approval of such proposal. The affirmative vote of a majority of shares of Common Stock voting in favor of the Plan in person or by proxy on this proposal is necessary for approval. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of such proposal.

                      SELECTION OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has approved the selection of Coopers & Lybrand L.L.P. as independent accountants to make an examination of the accounts of the Company for the fiscal year ending January 31, 1996, and to perform other appropriate accounting services. Coopers & Lybrand L.L.P. has acted as independent accountants of the Company since 1984.

    Although it is not required to do so, the Board of Directors wishes to submit the selection of Coopers & Lybrand L.L.P. to the shareholders for ratification. The Board recommends a vote FOR ratification of Coopers & Lybrand L.L.P. as independent accountants for the fiscal year ending January 31, 1996. Unless a contrary choice is specified, proxies solicited by the Board will be voted for the ratification of Coopers & Lybrand L.L.P. If the selection of Coopers & Lybrand L.L.P. is not ratified, the Board of Directors will reconsider its selection.

    The Company has requested and expects a representative of Coopers & Lybrand L.L.P. to be present at the Annual Meeting, to make a statement if he or she so desires and to respond to appropriate questions.

                     PROPOSALS FOR THE NEXT ANNUAL MEETING

    Shareholder proposals intended to be presented in the proxy material relating to the next Annual Meeting of Shareholders must be received by the Company on or before January 2, 1996.

                                 OTHER BUSINESS

    The Company knows of no business that will be presented for consideration at the Annual Meeting other than that described in this Proxy Statement. As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies solicited by the Board will be voted in accordance with the judgment of the person or persons voting the proxies.

                                 ANNUAL REPORT

    A copy of the Company's Annual Report to Shareholders for the fiscal year ended January 31, 1995 accompanies this Notice of Annual Meeting and Proxy Statement. The Annual Report describes the financial condition of the Company as of January 31, 1995.

    THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K (EXCLUSIVE OF EXHIBITS) FOR THE FISCAL YEAR ENDED JANUARY 31, 1995 TO EACH PERSON WHO IS A SHAREHOLDER OF THE COMPANY AS OF APRIL 1, 1995, UPON RECEIPT FROM ANY SUCH PERSON OF A WRITTEN REQUEST FOR SUCH AN ANNUAL REPORT ON FORM 10-K. SUCH REQUESTS SHOULD BE SENT TO: MERRILL CORPORATION, ONE MERRILL CIRCLE, ST. PAUL, MINNESOTA 55108, ATTENTION: SECRETARY.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          [STEVEN J. MACHOV SIGNATURE]
                                          Steven J. Machov
                                          SECRETARY

May 1, 1995
St. Paul, Minnesota

                                   THIS  PROXY  IS  SOLICITED ON  BEHALF  OF THE
                                   BOARD OF DIRECTORS
                                   The  undersigned  hereby  appoints  John   W.
                                   Castro  and  Richard G.  Lareau, and  each of
                                   them, as  Proxies,  each with  the  power  to
                                   appoint his substitute, and hereby authorizes
                                   each  of them  to represent  and to  vote, as
                                   designated below,  all the  shares of  common
MERRILL CORPORATION                stock  of Merrill Corporation  held of record
One Merrill Circle       Proxy     by the undersigned on  April 1, 1995, at  the
Saint Paul, MN                     Annual  Meeting of Shareholders to be held on
55108                              May 23, 1995 or any adjournment thereof.
- ------------------------------

1.   ELECTION OF            / / FOR all nominees        / / AGAINST all nominees
     DIRECTORS              listed below                    listed below
                              (except as marked to
                                the contrary below)

(INSTRUCTION: TO VOTE AGAINST ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE
                                NOMINEE'S NAME.)

                            RICK R. ATTERBURY           RICHARD G. LAREAU
                            JAMES B. CAMPBELL           KENNETH F. MERRILL
                            JOHN W. CASTRO              PAUL G. MILLER
                            RONALD N. HOGE              ROBERT F. NIENHOUSE

2. PROPOSAL TO INCREASE BY 500,000 THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE COMPANY'S 1993 STOCK INCENTIVE PLAN, TO A TOTAL OF 1,000,000 SHARES.

3. PROPOSAL TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY.

                  / / FOR         / / AGAINST        / / ABSTAIN

                          PLEASE SIGN ON REVERSE SIDE

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES NAMED IN ITEM 1 AND TO VOTE FOR THE PROPOSALS LISTED IN ITEMS 2 AND 3 ON THE REVERSE.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
- --------------------------------------------------------------------------------
                                                    Dated: ______________, 1995.
                                                    ____________________________
                                                    Signature
                                                    ____________________________
                                                    Signature if held jointly

                                                  PLEASE  MARK,  SIGN,  DATE AND
                                                  RETURN THE PROXY CARD PROMPTLY
                                                  USING THE  ENCLOSED  ENVELOPE,
                                                  WHICH  REQUIRES NO  POSTAGE IF
                                                  MAILED IN THE UNITED STATES.